Exhibit 99.3

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Combined Financial Statements

September 30, 2001 and 2000

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors
SunGard Data Systems, Inc.:

We have audited the accompanying combined balance sheets of the Availability Solutions Business of Comdisco, Inc. (“the Business”) as of September 30, 2001 and 2000, and the related combined statements of earnings and cash flows for the years then ended. These combined financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Availability Solutions Business of Comdisco, Inc. as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chicago, Illinois
January 18, 2002

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Combined Balance Sheets

September 30, 2001 and 2000

(in thousands)

Assets	2001	2000

Current:
Cash and cash equivalents	$2,780	3,121
Receivables, net	65,860	54,441
Earned but unbilled receivables	15,328	22,184
Deferred commissions	18,619	20,828
Prepaid expenses	34,437	15,013

Total current assets	137,024	115,587

Property, plant and equipment, net	320,922	322,347
Earned but unbilled receivables	9,215	13,003
Deferred commissions	21,356	21,180
Other assets	18,227	19,204

	$506,744	491,321

Liabilities and Business Net Worth

Current:
Cash overdraft	$—	2,082
Accounts payable	3,675	7,934
Accrued compensation and benefits	9,832	3,802
Other liabilities	19,625	20,979
Deferred revenue	43,293	39,500

Total current liabilities	76,425	74,297

Deferred revenue	1,634	1,850
Capital lease obligation	3,371	3,795

Total liabilities	81,430	79,942

Business net worth	425,314	411,379

	$506,744	491,321

See accompanying notes to combined financial statements.

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Combined Statements of Earnings

Years ended September 30, 2001 and 2000

(in thousands)

	2001	2000

Revenue	$485,455	478,686

Costs and expenses:
Operating expenses	166,342	157,592
Sales, marketing and administration	179,678	145,055
Depreciation and amortization	107,547	97,106
Goodwill amortization	2,079	2,176

Earnings from operations	29,809	76,757

Other expense (income)	(26)	322

Earnings before income taxes	29,835	76,435

Income taxes	11,267	30,347

Net earnings	$ 18,568	46,088

See accompanying notes to combined financial statements.

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Combined Statements of Cash Flows

Years ended September 30, 2001 and 2000

(in thousands)

	2001	2000

Cash flows from operating activities:
Net earnings	$18,568	46,088
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	109,626	99,282
Amortization of deferred commissions	21,014	19,988
Asset write-offs	—	2,009
Loss on sale of facility	166	—
Changes in operating assets and liabilities:
Receivables	(798)	(29,431)
Prepaid expenses and other assets	(19,696)	3,148
Deferred commissions	(19,034)	(28,286)
Accounts payable and other liabilities	377	1,347
Deferred revenue	3,469	19,904
Net cash provided by operating activities	113,692	134,049

Cash flows from investing activities:
Product investments	(110,152)	(178,421)
Proceeds from sale of facility	2,493	—
Net cash used in investing activities	(107,659)	(178,421)

Cash flows from financing activities:
Cash overdraft	(2,082)	543
Payment on line of credit	—	(1,738)
Net change in inter-group account	(4,082)	47,353

Net cash (used in) provided by financing activities	(6,164)	46,158

Effect of exchange rates on cash and cash equivalents	(210)	50

Net increase (decrease) in cash and cash equivalents	(341)	1,836
Cash and cash equivalents at beginning of year	3,121	1,285
Cash and cash equivalents at end of year	$2,780	3,121

See accompanying notes to combined financial statements.

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Notes to Combined Financial Statements
September 30, 2001 and 2000

(1) Summary of Significant Accounting Policies

Basis of Presentation and Nature of Operations

The accompanying combined financial statements include the assets, liabilities, results of operations and cash flows of the Availability Solutions Business of Comdisco, Inc. (“the Business”) acquired by SunGard Data Systems, Inc. on November 15, 2001. The Business was acquired for $825 million in cash, plus approximately $25 million in cash for estimated working capital received in excess of agreed-upon levels, which may be subject to an adjustment pursuant to the purchase agreement. The terms of the acquisition were arrived at pursuant to an auction process authorized by the United States Bankruptcy Court for the Northern District of Illinois.

The acquisition includes the purchase of assets of the U.S. operations of the Business and the stock of its subsidiaries in the United Kingdom, France and Canada. The acquisition excludes the stock of subsidiaries in Germany and Spain as well as other identified assets and liabilities, all of which are not included in the accompanying combined financial statements.

The Business is allocated a portion of certain shared services and support activities of Comdisco, Inc. consisting of, among other things, financial and accounting services, information system services, certain selling and marketing activities, executive management, human resources, corporate finance, legal, and corporate planning activities. Such allocated expenses amounted to $25,136,000 and $19,538,000 in the years ended September 30, 2001 and 2000, respectively, and are included in sales, marketing and administration expenses. The Business was allocated such expenses based on use and other criteria which management believes are reasonable.

Business net worth includes accumulated net earnings of the Business, the settlement of allocated expenses (including income taxes), net cash advanced to Comdisco, Inc, and accumulated translation adjustments. The Business does not receive interest on cash advanced to Comdisco, Inc.

The Business provides multi-vendor, multi-platform continuous availability and global continuity solutions. These services include continuity services for mission critical data, business function availability and network recovery. These services also include consulting services in continuity planning, recovery program management, network services and data protection, and other related data processing services throughout the United States, Canada and Europe. The Business’ services are designed to help customers avoid and minimize the impact of a significant interruption to critical business functions as a result of the inaccessibility to the customer’s data processing facility, communications networks or workstations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Notes to Combined Financial Statements
September 30, 2001 and 2000

Revenue Recognition

The Business principally derives its revenue from subscriptions for availability solutions services, which is recognized monthly as subscription fees become due.

Revenues for consulting services are recorded as earned based upon the estimated percentage of completion. The percentage complete is measured by the percentage of cost incurred to date in relation to total estimated cost. The effect of changes in cost estimates during the course of a contract are reflected in the period in which the change in estimate becomes known.

Income Taxes

The Business is included in the consolidated Federal and state income tax returns of Comdisco, Inc. Income tax expense has been computed as if the Business filed its own income tax returns. Related tax liabilities are settled through business net worth.

The Business uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain. Deferred tax assets and liabilities are included in business net worth.

Cash and Cash Equivalents

Cash equivalents are comprised of highly liquid debt instruments with original maturities of ninety days or less.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated by the straight-line method over the estimated useful lives of the assets. Plant and equipment held under capital leases and leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset.

Deferred Commissions

Deferred commissions represent commissions paid to sales representatives on successful subscription sales, which are recorded as an asset and recognized as expense over the periods the subscriptions are earned.

Foreign Currency Translation

The functional currency of each of the Business’ foreign operations is the local currency of the country in which the operation is headquartered. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenues and expenses are translated using average exchange rates during the period.

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Notes to Combined Financial Statements
September 30, 2001 and 2000

Fair Value of Financial Instruments

The estimated fair value of the Business’ financial instruments, which consist of cash and equivalents, receivables, accounts payable and accrued liabilities, approximates their carrying value.

(2)	Receivables

Receivables include the following at September 30 (in thousands):

		2001	2000

	Trade accounts	$71,497	57,142
	Other	1,336	2,173

		72,833	59,315

	Allowance for losses	(6,973)	(4,874)

		$65,860	54,441

(3)	Property, Plant and Equipment

	Property, plant and equipment consists of the following at September 30 (in thousands):

		2001	2000

	Land	$12,335	10,765
	Buildings	60,635	69,976
	Office furniture and equipment	34,654	30,064
	Leasehold improvements	153,337	129,971
	Computers and telecom equipment	723,137	657,097
	Property under construction	6,360	15,031

	Total	990,458	912,904

	Accumulated depreciation and amortization	(669,536)	(590,557)

		$320,922	322,347

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Notes to Combined Financial Statements
September 30, 2001 and 2000

(4)	Other Assets

	Other assets include the following at September 30 (in thousands):

			2001	2000

	Deposits		$ 924	73
	Capitalized software costs		3,488	4,079
	Leased equipment		1,350	—
	Goodwill		12,465	15,052

	Total		$18,227	19,204

(5)	Leases

	The Company leases certain facilities and equipment under non-cancelable operating leases expiring at varying dates through July 2013. Rent expense was approximately $15,624,000 and $13,343,000 for the years ended September 30, 2001, and 2000.

	Future minimum lease payments under noncancelable capital and operating leases (with initial or remaining lease terms in excess of one year) as of September 30, 2001 are (in thousands):

	Year ending September 30	Capital leases	Operating leases
	2002	$ 799	10,521
	2003	799	8,332
	2004	799	6,677
	2005	799	5,764
	2006	799	5,415
	Later years, through 2013	400	27,717

	Total minimum lease payments	4,395	$ 64,426

	Less amount representing interest	1,024

	Present value of net minimum capital lease payments	$ 3,371

AVAILABILITY SOLUTIONS BUSINESS OF COMDISCO, INC.

Notes to Combined Financial Statements
September 30, 2001 and 2000

(6)	Income Taxes

	The geographical sources of income before income taxes for the year ended September 30 were as follows (in thousands):

		2001	2000

	United States	$ 25,206	66,334
	Outside United States	4,629	10,101

		29,835	76,435

	The reasons for the difference between the U.S. Federal income tax rate and the effective income tax rate for earnings for the years ended September 30 were as follows:

		2001	2000

	U.S. Federal income tax rate	35.0%	35.0
	Nondeductible expenses	3.4	1.3
	State income taxes, net of Federal income
	tax benefit, and foreign income tax rate
	differential	(.6)	3.4

		37.8%	39.7